EXHIBIT 23.1

CONSENT OF INEPENDENT AUDITORS

We consent to the to the use of our report dated November 5, 2012, with respect to the financial statements of Lee-Var, Inc. dba Palmer of Texas, included in the Current Report (Amendment No. 1) (Form 8-K/A) dated November 5, 2012.

/s/ Weaver and Tidwell, L.L.P.

 Houston, Texas
 November 5, 2012